Exhibit d(1)(b)

Schedule A

Portfolio:	Mgt. Fee Rate
AST JP Morgan International Equity	1.00 to $75 million; 0.85 over $75 million
AST International Growth	1.00
AST International Value	1.00
AST MFS Global Equity	1.00
AST UBS Dynamic Alpha	1.00
AST Small-Cap Growth	0.90
AST Neuberger Berman Small-Cap Growth	0.95
AST Federated Aggressive Growth	0.95
AST Goldman Sachs Small-Cap Value	0.95
AST Small-Cap Value	0.90
AST DeAM Small-Cap Value	0.95
AST Goldman Sachs Mid-Cap Growth	1.00
AST Neuberger Berman Mid-Cap Growth	0.90 to $1 billion; 0.85 over $1 billion
AST Neuberger Berman Mid-Cap Value	0.90 to $1 billion; 0.85 over $1 billion
AST Mid-Cap Value	0.90
AST T. Rowe Price Natural Resources	0.90
AST T. Rowe Price Large-Cap Growth	0.90 to $1 billion; 0.85 over $1 billion
AST MFS Growth	0.90
AST Marsico Capital Growth	0.90
AST Goldman Sachs Concentrated Growth	0.90
AST DeAM Large-Cap Value	0.85
AST Large-Cap Value	0.75
AST AllianceBernstein Core Value	0.75
AST Cohen & Steers Realty	1.00
AST AllianceBernstein Managed Index 500	0.60
AST American Century Income & Growth	0.75
AST AllianceBernstein Growth & Income	0.75
AST American Century Strategic Allocation	0.85
AST T. Rowe Price Asset Allocation	0.85
AST T. Rowe Price Global Bond	0.80
AST High Yield	0.75
AST Lord Abbett Bond-Debenture	0.80
AST PIMCO Total Return Bond	0.65
AST PIMCO Limited Maturity Bond	0.65
AST Money Market	0.50
AST Aggressive Asset Allocation	0.15
AST Capital Growth Asset Allocation	0.15
AST Balanced Asset Allocation	0.15
AST Conservative Asset Allocation	0.15
AST Preservation Asset Allocation	0.15
AST Advanced Strategies	0.85
AST First Trust Balanced Target	0.85
AST First Trust Capital Appreciation Target	0.85
AST CLS Growth Asset Allocation	0.30
AST CLS Moderate Asset Allocation	0.30

AST Horizon Growth Asset Allocation	0.30
AST Horizon Moderate Asset Allocation	0.30
AST Niemann Capital Growth Asset Allocation	0.30
AST Western Asset Core Plus Bond	0.70

Dated: April 30, 2003    Revised: June 7, 2005    Further Revised: December 1, 2005

Further Revised:  June 30, 2006    Further Revised:  May 1, 2007    Further Revised:  June 21, 2007